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                                  EXHIBIT 23.1
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 10, 2004, included in this Form 10-KSB in the previously filed Registration Statements of Legend Mobile, Inc. (formerly PTN Media, Inc.) and subsidiaries on Form S-8 (File No. 333-80771, 333-63174 and 333-112061) and on Form S-3 (File No.
333-51600 and 333-64328)



/s/ Stonefield Josephson, Inc.
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STONEFIELD JOSEPHSON, INC.
Santa Monica, California
April 14, 2004